UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2020 (March 19, 2020)

HCA Healthcare, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On March 19, 2020 (the “Closing Date”), HCA Inc. (the “Borrower”), a direct, wholly owned subsidiary of HCA Healthcare, Inc. (the “Company”), entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and bookrunners. The Credit Agreement provides for a 364-day secured term loan facility to be made available in an aggregate principal amount of up to $2.0 billion (the “Reserve Liquidity Facility”). The Reserve Liquidity Facility will mature 364 days after the Closing Date. As of the date hereof, there are no draw notices pending nor amounts outstanding under the Reserve Liquidity Facility.

If drawn, amounts outstanding under the Credit Agreement will bear interest at either (i) the LIBOR rate plus 2.50% or (ii) an alternate base rate, which is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”, (c) the LIBOR rate plus 1.00% and (d) 1.00%. The Borrower will pay certain fees to each lender under the Credit Agreement. The LIBOR rate is subject to a floor of 0.00% per annum.

The Credit Agreement contains certain customary representations and warranties, as well as certain customary affirmative and negative covenants. The Credit Agreement’s negative covenants restrict the ability of the Borrower and its restricted subsidiaries to: (i) create liens on certain assets to secure debt, (ii) engage in certain sale and lease-back transactions, and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important limitations and exceptions. The Credit Agreement’s financial covenants require that the Borrower maintain a ratio of consolidated debt to consolidated EBITDA for any four consecutive fiscal quarter period of not more than 6.75 to 1.00.

The Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events, and inability to pay debts.

Guarantee

In connection with the Credit Agreement, certain subsidiary guarantors of the Borrower (the “Subsidiary Guarantors”) entered into a Guarantee (the “Guarantee”) dated the Closing Date, in favor of Bank of America, N.A., as administrative agent. The Guarantee provides a full and unconditional guarantee on a senior secured basis by each of the Borrower’s existing and future direct or indirect wholly owned domestic subsidiaries that guarantees its obligations under its senior secured credit facilities (except for certain special purpose subsidiaries that only guarantee and pledge their assets under the Borrower’s asset-based revolving credit facility).

Security

The Credit Agreement and related subsidiary guarantees are secured by first-priority liens, subject to permitted liens, on certain of the assets of the Borrower and the Subsidiary Guarantors that secure the Borrower’s cash flow credit facility and first lien notes on a pari passu basis, including: (i) substantially all of the capital stock of substantially all wholly owned first-tier subsidiaries of the Borrower (but limited to 65% of the stock of any such wholly-owned first-tier subsidiary that is a foreign subsidiary) subject to certain limited exceptions; and (ii) substantially all tangible and intangible assets of the Borrower and each Subsidiary Guarantor, other than (1) other properties that do not secure the Borrower’s senior secured credit facilities, (2) certain deposit accounts, other bank or securities accounts and cash, (3) leaseholds and certain other exceptions; provided that, with respect to the portion of the collateral comprised of real property, the Borrower will have up to 90 days following the Closing Date to complete those actions required to perfect the first-priority lien on such collateral and (4) certain receivables collateral that only secures the Borrower’s asset-based revolving credit facility, in each case subject to exceptions, and except that the lien on properties defined as “principal properties” under the Borrower’s indenture dated as of December 16, 1993 so long as such indenture remains in effect, will be limited to securing a portion of the indebtedness under the Credit Agreement, the Borrower’s cash flow credit facility and first lien notes that, in the aggregate, does not exceed 10% of the Borrower’s consolidated net tangible assets.

The Credit Agreement and the related subsidiary guarantees will be secured by second-priority liens, subject to permitted liens, on certain receivables of the Borrower and the Subsidiary Guarantors that secure the Borrower’s asset-based revolving credit facility on a first-priority basis.

Intercreditor Arrangements

First Lien Intercreditor Agreement

Bank of America, N.A., as collateral agent for the first lien notes and obligations under the cash flow credit facility (the “First Lien Collateral Agent”), Bank of America, N.A., as authorized representative of the lenders under the cash flow credit facility (the “Administrative Agent”), and Law Debenture Trust Company of New York, as authorized representative of the holders of the first lien notes, entered into a First Lien Intercreditor Agreement, dated as of April 22, 2009, with respect to the collateral that secures the obligations under the cash flow credit facility, the first lien notes and, as of the Closing Date, the Credit Agreement, and may secure additional first lien obligations (“Additional First Lien Obligations”) permitted to be incurred under the Borrower’s debt instruments and designated as Additional First Lien Obligations for purposes of the First Lien Intercreditor Agreement, the Security Agreement and the Pledge Agreement (each as defined in the Credit Agreement). The Credit Agreement and related subsidiary guarantees became subject to the First Lien Intercreditor Agreement as of the Closing Date. Pursuant to an Additional First Lien Secured Party Consent dated as of the Closing Date, Bank of America, N.A. was also appointed as collateral agent for the secured parties under the Credit Agreement, and therefore the Credit Agreement and related subsidiary guarantees became subject to the First Lien Intercreditor Agreement as of that date.

Additional Receivables Intercreditor Agreement

In addition, the First Lien Collateral Agent and Bank of America, N.A., as ABL Collateral Agent, entered into a new Additional Receivables Intercreditor Agreement (the “Additional Receivables Intercreditor Agreement”) dated as of the Closing Date, by which the loans made under the Reserve Liquidity Facility are given the same ranking, rights, privileges and obligations with respect to certain receivables collateral that secures the asset-based revolving credit facility on a first-priority basis and the Reserve Liquidity Facility, the cash flow credit facility and the Borrower’s first lien notes on a second-priority basis.

The foregoing descriptions of the Credit Agreement, the Guarantee and the intercreditor arrangements do not purport to be complete and are qualified in their entirety by the terms of such agreements. Please refer to such agreements, which are incorporated herein by reference and attached hereto as Exhibits 4.1 through 4.4.

Item 7.01.	Regulation FD Disclosure.

The following actions are intended to enhance the Company’s financial flexibility in light of the current uncertainty resulting from the novel coronavirus pandemic (“COVID-19”). In addition to entering into the Credit Agreement as set forth above, the Company has suspended its share repurchase activities. Also, for the time being, the Company plans to defer certain capital expenditures, and to make certain other operational adjustments as deemed appropriate.

From an operational perspective, the Company is focused on providing the safest possible environment for our employees, our affiliated physicians and other caregivers, and for the care of our patients. The Company has added infectious disease support for the enterprise and in each division to synthesize guidance and answer clinical and operational questions. The Company initiated its enterprise emergency operations centers at corporate, in each division, and in each hospital. The Company changed certain of its practices for screening, visitor control, and non-essential travel. The Company implemented tracking systems intended to monitor COVID-19 activity across our organization and in the communities we serve to identify trends to inform clinical practices, supply chain, and staffing needs. Also, the Company is collaborating with the multiple elements of the U.S. Department of Health and Human Services, including the Centers for Disease Control and Prevention, and sharing data to inform national surveillance and predictive modeling as a resource for the country.

FORWARD LOOKING STATEMENTS

Information provided and statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this Current Report and the Company assumes no obligation to update the information included in this Current Report. Such forward-looking statements include statements relating to COVID-19 and the Company’s responses. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance or occurrence of events and are subject to certain risks, uncertainties and assumptions that are difficult to predict. The potential risks and uncertainties include, among others, the duration, scope and severity of COVID-19 and the effects of COVID-19 on the Company’s operations and services, including the postponement or cancellation of elective or nonemergency health care procedures (including delayed surgical procedures), potential increases in the uninsured and underinsured populations, a temporary or prolonged shutdown or diversion of patients, the disruption or delay of production and delivery of materials and products in the supply chain and staffing shortages in the Company’s facilities. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. More information about potential risks and uncertainties that could affect the Company’s business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in the Annual Report on Form 10-K filed by the Company with the SEC on February 20, 2020. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Credit Agreement, dated as of March 19, 2020, by and among HCA Inc., as borrower, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

4.2	Guarantee, dated as of March 19, 2020, by and among the subsidiary guarantors party thereto and Bank of America, N.A., as administrative agent.

4.3

Additional First Lien Secured Party Consent, dated as of March 19, 2020, by and among Bank of America, N.A., as administrative agent, Bank of America, N.A., as collateral agent, HCA Inc., as borrower, and the subsidiary guarantors party thereto.

4.4

Additional Receivables Intercreditor Agreement, dated as of March 19, 2020, by and between Bank of America, N.A., as ABL Collateral Agent and Bank of America, N.A. as New First Lien Collateral Agent, and consented to by HCA Inc., as borrower, and the subsidiary grantors party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC. (Registrant)

By:	/s/ J. William B. Morrow
J. William B. Morrow
Senior Vice President – Finance and Treasurer

Date: March 20, 2020